Exhibit 99.1

May 1, 2019

SiteOne Landscape Supply Announces First Quarter 2019 Earnings

First Quarter 2019 Highlights (compared to First Quarter 2018)

•	Net sales increased by 12% to $417.3 million

•	Organic Daily Sales increased by 5%

•	Gross profit increased 20% to $130.0 million; gross margin expanded 200 basis points to 31.2%

•	Net loss of $24.1 million, compared to net loss of $17.0 million in the prior year period

•	Adjusted EBITDA loss of $5.9 million, compared to loss of $5.1 million in the prior year period

•	Completed two acquisitions: Cutting Edge and All Pro Horticulture

Post-Quarter Highlights:

•	Completed two acquisitions: Landscape Depot Supply and Fisher’s Landscape Depot

ROSWELL, Ga. — (BUSINESS WIRE) — SiteOne Landscape Supply, Inc. (the “Company” or “SiteOne”) (NYSE: SITE) announced earnings for its first quarter ended March 31, 2019 (“First Quarter 2019”).

“We are off to a solid start in 2019 with mid-single digit organic sales growth and excellent gross margin expansion, though Adjusted EBITDA was dampened by the timing of costs during our slowest part of the year. Organic Daily Sales ramped up in the last two weeks of March and we are seeing good momentum continue in April as we move through our busy spring season. Market demand is healthy and we remain focused on delivering superior value to our customers and suppliers in order to gain organic market share,” said Doug Black, SiteOne’s Chairman and Chief Executive Officer. “During the quarter we made good progress on our initiatives to build new commercial and operational capabilities for the future. We also completed two acquisitions during the quarter and two more since quarter end which have enhanced our competitive position in those markets. With solid market demand, our initiatives on track, and a robust acquisition pipeline, we remain confident in our outlook for the full year.”

First Quarter 2019 Results

Net sales for the First Quarter 2019 increased to $417.3 million, or 12%, compared to $371.4 million for the prior-year period. Organic Daily Sales increased 5% compared to the prior-year period driven by strength in our agronomics product line. Acquisitions contributed $29.5 million, or 8%, to net sales growth for the quarter.

Gross profit increased to $130.0 million, or 20%, compared to $108.5 million for the prior-year period. Gross margin increased by 200 basis points to 31.2%. Gross margin during the quarter was positively impacted by improved pricing, opportunistic inventory buys, and contributions from acquisitions.

Selling, general and administrative expenses (“SG&A”) increased to $155.8 million from $131.7 million in the same period last year primarily due to operating expenses from acquisitions and investments to support our growth. SG&A as a percentage of net sales increased 180 basis points to 37.3% primarily due to the increased SG&A in our seasonally lowest sales volume quarter.

Net loss was $24.1 million, compared to a net loss of $17.0 million during the same period in the prior year. The net loss was driven by higher SG&A and interest expense.

Adjusted EBITDA decreased to a loss of $5.9 million, compared to a loss of $5.1 million for the prior-year period.

Outlook

For 2019, we continue to expect Adjusted EBITDA to be in the range of $193 million to $207 million, representing year-over-year growth of 10-18%. This guidance does not include any contributions from unannounced acquisitions.

Reconciliation for the forward-looking full-year 2019 Adjusted EBITDA outlook is not being provided, as the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation.

Conference Call Information

SiteOne management will host a conference call today, May 1, 2019, at 8:00 a.m. Eastern Time, to discuss the Company’s financial results. The conference call may be accessed by dialing (877) 705-6003 (domestic) or (201) 493-6725 (international). A telephonic replay will be available approximately two hours after the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13689803. The replay will be available until 11:59 p.m. (ET) on May 15, 2019.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at http://investors.siteone.com. The online replay will be available for 30 days on the same website immediately following the call. A slide presentation highlighting the Company’s results and key performance indicators will also be available on the Investor Relations section of the Company’s website.

To learn more about SiteOne, please visit the company's website at http://investors.siteone.com.

About SiteOne Landscape Supply, Inc.

SiteOne Landscape Supply, Inc. is the largest and only national wholesale distributor of landscape supplies in the United States and has a growing presence in Canada. Its customers are primarily residential and commercial landscape professionals who specialize in the design, installation and maintenance of lawns, gardens, golf courses and other outdoor spaces.

Investor Relations Contact:

SiteOne Landscape Supply, Inc.

Investor Relations

470-270-7011

investors@siteone.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our 2019 Adjusted EBITDA outlook. Some of the forward-looking statements can be identified by the use of terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “project,” “potential,” or the negative of these terms, and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: cyclicality in residential and commercial construction markets; general economic and financial conditions, including inflation; weather conditions, seasonality and availability of water to end-users; laws and government regulations applicable to our business that could negatively impact demand for our products; public perceptions that our products and services are not environmentally friendly; competitive industry pressures; product shortages and the loss of key suppliers; product price fluctuations; inventory management risks; ability to implement our business strategies and achieve our growth objectives; acquisition and integration risks; increased operating costs; and other risks, as described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 30, 2018.

Non-GAAP Financial Information

This release includes certain financial information, not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered substitutes for the information contained in the historical financial information of the Company prepared in accordance with U.S. GAAP that is set forth herein.

We present Adjusted EBITDA in order to evaluate the operating performance and efficiency of our business. Adjusted EBITDA represents EBITDA as further adjusted for items permitted under the covenants of our credit facilities. EBITDA represents our net income (loss) plus the sum of income tax (benefit), depreciation and amortization and interest expense, net of interest income. Adjusted EBITDA is further adjusted for stock-based compensation expense, (gain) loss on sale of assets not in the ordinary course of business, other non-cash items, financing fees, other fees, and expenses related to acquisitions and other non-recurring (income) loss. Adjusted EBITDA excludes any earnings or loss of acquisitions prior to their respective acquisition dates for all periods presented. Adjusted EBITDA is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. The use of Adjusted EBITDA instead of net income has limitations as an analytical tool. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies, limiting its usefulness as a comparative measure. Net debt is defined as long-term debt (net of issuance costs and discounts) plus finance leases, net of cash and cash-equivalents on our balance sheet. Leverage Ratio is defined as Net Debt to trailing twelve months Adjusted EBITDA. Free Cash Flow is defined as Cash Flow from Operating Activities, less capital expenditures. We define Organic Daily Sales as Organic Sales divided by the number of Selling Days in the relevant reporting period. We define Organic Sales as Net sales, including Net sales from newly-opened greenfield branches, but excluding Net sales from acquired branches until they have been under our ownership for at least four full fiscal quarters at the start of the fiscal year. Selling Days are the number of business days, excluding Saturdays, Sundays and holidays, that SiteOne branches are open during the relevant reporting period.

SiteOne Landscape Supply, Inc.

Consolidated Balance Sheets (Unaudited)

(In millions, except share and per share data)

Assets	March 31, 2019	December 30, 2018
Current assets:
Cash and cash equivalents	$21.1	$17.3
Accounts receivable, net of allowance for doubtful accounts of $6.7 and $5.9, respectively	265.7	285.3
Inventory, net	503.4	411.7
Income tax receivable	18.3	10.0
Prepaid expenses and other current assets	23.7	41.1
Total current assets	832.2	765.4

Property and equipment, net	91.2	88.4
Operating lease right-of-use assets, net	202.1	—
Goodwill	153.0	148.4
Intangible assets, net	151.6	155.6
Other assets	9.2	10.7
Total assets	$1,439.3	$1,168.5

Liabilities and Equity
Current liabilities:
Accounts payable	$230.2	$184.6
Current portion of finance leases	5.1	5.2
Current portion of operating leases	45.2	—
Accrued compensation	24.7	42.1
Long term debt, current portion	4.5	4.5
Accrued liabilities	39.6	46.0
Total current liabilities	349.3	282.4

Other long-term liabilities	8.9	14.0
Finance leases, less current portion	11.0	9.5
Operating leases, less current portion	158.6	—
Deferred tax liabilities	6.3	7.1
Long-term debt, less current portion	627.5	553.7
Total liabilities	1,161.6	866.7

Commitments and contingencies

Stockholders' equity:
Common stock, par value $0.01; 1,000,000,000 shares authorized; 41,000,435 and 40,910,992 shares issued, and 40,979,524 and 40,890,081 shares outstanding at March 31, 2019 and December 30, 2018, respectively	0.4	0.4
Additional paid-in capital	244.1	242.1
Retained earnings	36.0	60.1
Accumulated other comprehensive loss	(2.8)	(0.8)
Total equity	277.7	301.8
Total liabilities and equity	$1,439.3	$1,168.5

SiteOne Landscape Supply, Inc.

Consolidated Statements of Operations (Unaudited)

(In millions, except share and per share data)

	Three Months Ended
	March 31, 2019	April 1, 2018

Net sales	$417.3	$371.4
Cost of goods sold	287.3	262.9
Gross profit	130.0	108.5

Selling, general and administrative expenses	155.8	131.7
Other income	1.1	2.6
Operating loss	(24.7)	(20.6)

Interest and other non-operating expenses, net	9.0	6.6
Net loss before taxes	(33.7)	(27.2)
Income tax benefit	(9.6)	(10.2)
Net loss	(24.1)	(17.0)

Net loss per common share:
Basic	$(0.59)	$(0.43)
Diluted	$(0.59)	$(0.43)
Weighted average number of common shares outstanding:
Basic	40,964,224	40,071,233
Diluted	40,964,224	40,071,233

SiteOne Landscape Supply, Inc.

Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Three Months Ended
	March 31, 2019	April 1, 2018
Cash Flows from Operating Activities:
Net loss	$(24.1)	$(17.0)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of finance lease right-of-use assets	6.8	4.8
Stock-based compensation	1.8	2.1
Amortization of software and intangible assets	8.6	6.9
Amortization of debt related costs	0.5	0.8
Loss on extinguishment of debt	0.4	—
(Gain) loss on sale of equipment	0.1	(0.1)
Other	0.7	(1.3)
Changes in operating assets and liabilities, net of the effects of acquisitions:
Receivables	21.1	(4.1)
Inventory	(88.1)	(109.3)
Income tax receivable	(8.3)	(9.7)
Prepaid expenses and other assets	12.8	(3.5)
Accounts payable	42.9	103.5
Accrued expenses and other liabilities	(23.7)	(13.9)
Net Cash Used In Operating Activities	$(48.5)	$(40.8)

Cash Flows from Investing Activities:
Purchases of property and equipment	(6.4)	(2.0)
Purchases of intangible assets	(0.2)	(1.9)
Acquisitions, net of cash acquired	(12.8)	(51.6)
Proceeds from the sale of property and equipment	0.2	0.2
Net Cash Used In Investing Activities	$(19.2)	$(55.3)

Cash Flows from Financing Activities:
Equity proceeds from common stock	0.6	1.4
Repayments under term loan	(2.2)	(0.9)
Borrowings on asset-based credit facility	140.5	168.5
Repayments on asset-based credit facility	(64.5)	(55.8)
Payments of debt issuance costs	(0.9)	—
Payments on finance lease obligations	(1.7)	(1.7)
Other financing activities	(0.4)	(0.3)
Net Cash Provided By Financing Activities	$71.4	$111.2

Effect of exchange rate on cash	0.1	(0.1)
Net Change In Cash	3.8	15.0

Cash and cash equivalents:
Beginning	17.3	16.7
Ending	$21.1	$31.7

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	8.9	5.8
Cash paid during the year for income taxes	0.2	0.1

SiteOne Landscape Supply, Inc.

Adjusted EBITDA Reconciliation

(In millions, unaudited)

(In millions)
	2019	2018				2017
	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3	Qtr 2
Reported net income (loss)	$(24.1)	$(2.1)	$29.9	$63.1	$(17.0)	$4.0	$16.9	$44.2
Income tax (benefit) expense	(9.6)	(5.6)	2.4	14.7	(10.2)	(11.4)	10.7	26.3
Interest expense, net	9.0	8.3	9.2	8.0	6.6	6.2	6.2	6.6
Depreciation and amortization	15.4	14.0	14.1	12.5	11.7	11.4	11.1	10.8
EBITDA	(9.3)	14.6	55.6	98.3	(8.9)	10.2	44.9	87.9
Stock-based compensation(a)	1.8	1.8	1.9	2.1	2.1	1.4	1.5	1.6
(Gain) loss on sale of assets(b)	0.1	(0.1)	(0.3)	0.1	(0.1)	0.4	—	0.1
Financing fees(c)	—	0.1	0.7	—	—	0.2	0.4	1.1
Acquisitions and other adjustments(d)	1.5	1.7	2.1	2.5	1.8	3.1	1.6	1.6
Adjusted EBITDA(e)	$(5.9)	$18.1	$60.0	$103.0	$(5.1)	$15.3	$48.4	$92.3

_____________________________________

(a)	Represents stock-based compensation expense recorded during the period.
(b)	Represents any gain or loss associated with the sale of assets not in the ordinary course of business.
(c)	Represents fees associated with our debt refinancing and debt amendments, as well as fees incurred in connection with our secondary offerings.
(d)	Represents professional fees, retention and severance payments, and performance bonuses related to historical acquisitions. Although we have incurred professional fees, retention and severance payments, and performance bonuses related to acquisitions in several historical periods and expect to incur such fees and payments for any future acquisitions, we cannot predict the timing or amount of any such fees or payments.
(e)	Adjusted EBITDA excludes any earnings or loss of acquisitions prior to their respective acquisition dates for all periods presented.

SiteOne Landscape Supply, Inc.

Organic Daily Sales to Net sales Reconciliation

(In millions, except Selling Days; unaudited)

The following table presents a reconciliation of Organic Daily Sales to net sales:

(In millions, except Selling Days)
	2019	2018
	Qtr 1	Qtr 1
Reported net sales	$417.3	$371.4
Organic Sales	377.3	360.9
Acquisition contribution(a)	40.0	10.5
Selling Days	64	64
Organic Daily Sales	$5.9	$5.6

_____________________________________

(a)	Represents net sales from acquired branches that have not been under our ownership for at least four full fiscal quarters at the start of the 2019 fiscal year.